Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated October 17, 2022 with respect to the consolidated financial statements included in the Annual Report of Kazia Therapeutics Limited on Form 20-F for the year ended June 30, 2022.

We consent to the incorporation by reference of the said report in the Registration Statement of Kazia Therapeutics Limited on Form F-3 (File No. 333-259224).

/s/ Grant Thornton Audit Pty Ltd
GRANT THORNTON AUDIT PTY LTD

Sydney, Australia

October 17, 2022